Exhibit 4.2
EXECUTION VERSION

SORRENTO THERAPEUTICS, INC.
REGISTRATION RIGHTS AGREEMENT
THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of November 7, 2018, by and among Sorrento Therapeutics, Inc., a Delaware corporation (the “Company”), and the parties identified on SCHEDULE A hereto (each, a “Holder” and collectively, with such other Persons, if any, from time to time, that become a party hereto as holders of Registrable Securities (as defined below), the “Holders”).
RECITALS
WHEREAS, pursuant to the Letter Agreement (as defined below), concurrently with the execution of this Agreement, on the date hereof, the Company will issue to each Holder a warrant to purchase such number of shares of Common Stock (as defined below) as is set forth opposite such Holder’s name under the column “Shares Issuable Upon Exercise of Initial Warrants” on SCHEDULE A hereto (as such number may be adjusted pursuant to the terms of such Warrant) (each, an “Initial Warrant” and collectively, the “Initial Warrants”);
WHEREAS, pursuant to the Letter Agreement, at the time and subject to the conditions set forth in the Letter Agreement, the Company will issue to each Holder a warrant to purchase such number of shares of Common Stock (as defined below) calculated in accordance with the Letter Agreement (as such number may be adjusted pursuant to the terms of such Warrant) (each, a “Subsequent Warrant” and collectively, the “Subsequent Warrants” and, together with the Initial Warrants, the “Warrants”);
WHEREAS, the Initial Warrants will be exercisable into shares of Common Stock from time to time on or after May 7, 2019 and on or prior to the close of business on May 7, 2029, in each case in accordance with the terms thereof;
WHEREAS, the Subsequent Warrants, if issued, will be exercisable into shares of Common Stock from time to time on or after the six month anniversary of the date of issuance of the Subsequent Warrants and on or prior to the close of business on the tenth anniversary of such six month anniversary, in each case in accordance with the terms thereof; and
WHEREAS, in connection with the execution and delivery of the Letter Agreement and the issuance of the Warrants and the consummation of the transactions contemplated thereby, the Company has agreed to grant the Holders certain registration rights as set forth below.
NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and other consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

Article I.
Definitions
1.1    Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:
(a)    “Additional Shares” means any shares of Common Stock issued to the Holders pursuant to a stock split, stock dividend or other distribution with respect to, or in exchange or in replacement of, the Shares.
(b)    “Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
(c)    “Agreement” has the meaning set forth in the Preamble.
(d)    “Business Day” means any day, excluding Saturday, Sunday and any day which is a legal holiday in the City of New York or San Diego, California or is a day on which banking institutions located in the City of New York or San Diego, California are authorized or required by law or other governmental action to close.
(e)    “Common Stock” means shares of the common stock of the Company, par value $0.0001 per share.
(f)    “Company” has the meaning set forth in the Preamble.
(g)    “Company Indemnified Party” has the meaning set forth in Section 2.3(b).
(h)    “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
(i)    “Disclosure Package” has the meaning set forth in Section 2.3(a).
(j)    “End of Suspension Notice” has the meaning set forth in Section 2.2(f).
(k)    “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.
(l)    “Governmental Authority” means any supra-national, national, federal, provincial, state, municipal or other government, or political subdivision thereof, and any governmental department, commission, board, bureau, court, agency, authority, regulatory body, central bank, or instrumentality or other entity or officer exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
(m)    “Holder” (collectively, “Holders”) has the meaning set forth in the Preamble.
(n)    “Holder Indemnified Parties” has the meaning set forth in Section 2.3(a).
(o)    “Indemnified Party” has the meaning set forth in Section 2.3(c).
(p)    “Initial Registrable Securities” means (i) the Initial Warrant Shares, and (ii) any Additional Shares with respect to the Initial Warrant Shares; provided, however, that Initial Warrant Shares or Additional Shares with respect to the Initial Warrant Shares shall cease to be treated as Registrable Securities on the earliest to occur of, (a) the date such security has been disposed of pursuant to an effective registration statement, (b) the date on which such security is sold pursuant to Rule 144, or (c) the date on which the Holder thereof, together with its Affiliates, is able to dispose of all of its Initial Registrable Securities without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144 (or any successor rule).
(q)    “Initial Warrant” has the meaning set forth in the Recitals.
(r)    “Initial Warrant Shares” means any and all shares of Common Stock issuable upon exercise of the Initial Warrants.
(s)    “Joint Venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form.
(t)    “Letter Agreement” means that certain Letter Agreement (as may be amended or restated from time to time), dated as of November 7, 2018, by and between the Company and Oaktree Capital Management, L.P.
(u)    “New Registration Statement” has the meaning set forth in Section 2.1.
(v)    “Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.
(w)    “register,” “registered” and “registration” refer to a registration effected by filing with the SEC a registration statement in compliance with the Securities Act, and the declaration or ordering by the SEC of the effectiveness of such registration statement.
(x)    “Registrable Securities” means the Initial Registrable Securities and the Subsequent Registrable Securities.

(y)    “Registration Expenses” means any and all expenses incident to the Company’s performance of or compliance with this Agreement, including without limitation: (i) all SEC, FINRA and other registration and filing fees, (ii) all fees and expenses associated with filings to be made with, or the listing of any Registrable Securities on, any securities exchange or over-the-counter trading market on which the Registrable Securities are to be listed or quoted, (iii) all fees and expenses with respect to filings required to be made with an exchange or any securities industry self-regulatory body, (iv) all fees and expenses of compliance with securities or “blue sky” laws (including fees and disbursements of counsel for the Company in connection therewith and reasonable fees and disbursements of counsel for the underwriters or holders of securities in connection with blue sky qualifications of the securities and determination of their eligibility for investment under the laws of such jurisdictions), (v) printing, messenger, telephone and delivery expenses of the Company (including the cost of distributing prospectuses in preliminary and final form as well as any supplements thereto), (vi) all transfer agent’s and registrar’s fees, (vii) all fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters, or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters, if such comfort letter is required by the managing underwriter), (viii) securities acts liability insurance, if the Company so desires, (ix) all internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (x) the expense of any annual audit, and (xi) the fees and expenses of any Person, including special experts, retained by the Company; provided, however that “Registration Expenses” shall not include underwriting fees, discounts or commissions attributable to the sale of the Registrable Securities or any legal fees and expenses of counsel to the Holders.
(z)    “Resale Registration Statement” has the meaning set forth in Section 2.1.
(aa)    “Rule 144” means Rule 144 under the Securities Act.
(bb)    “SEC” means the U.S. Securities and Exchange Commission.
(cc)    “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.
(dd)    “Shares” means the Initial Warrant Shares and the Subsequent Warrant Shares.
(ee)    “Subsequent Registrable Securities” means (i) the Subsequent Warrant Shares, and (ii) any Additional Shares with respect to the Subsequent Warrant Shares; provided, however, that Subsequent Warrant Shares or Additional Shares with respect to the Subsequent Warrant Shares shall cease to be treated as Registrable Securities on the earliest to occur of, (a) the date such security has been disposed of pursuant to an effective registration statement, (b) the date on which such security is sold pursuant to Rule 144, or (c) the date on which the Holder thereof, together with its Affiliates, is able to dispose of all of its Subsequent Registrable Securities without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144 (or any successor rule).

(ff)    “Subsequent Warrant” has the meaning set forth in the Recitals.
(gg)    “Subsequent Warrant Shares” means any and all shares of Common Stock issuable upon exercise of the Subsequent Warrants.
(hh)    “Suspension Event” has the meaning set forth in Section 2.2(f).
(ii)    “Suspension Notice” has the meaning set forth in Section 2.2(f).
(jj)    “Updated Disclosure Package” has the meaning set forth in Section 2.3(a).
(kk)    “Warrant” has the meaning set forth in the Recitals.
ARTICLE II.
Registration Rights
2.1    Resale Registration Statements. Within 45 days following the date of issuance of each of the Initial Warrants and the Subsequent Warrants, the Company shall (a) file with the SEC, or (b) have filed with the SEC, a Resale Registration Statement (together with any New Registration Statement (as defined below), each, a “Resale Registration Statement” and collectively, the “Resale Registration Statements”) pursuant to Rule 415 under the Securities Act pursuant to which all of the Initial Registrable Securities or the Subsequent Registrable Securities, respectively, shall be included (on the initial filing or by supplement or amendment thereto) to enable the public resale on a delayed or continuous basis of the Initial Registrable Securities or the Subsequent Registrable Securities, respectively, by the Holders. The Company shall file each Resale Registration Statement on such form as the Company may then utilize under the rules of the SEC and use its best efforts to have such Resale Registration Statement declared effective under the Securities Act as soon as practicable, but in any event by the earlier of: (A) 120 days following the date of issuance of each of the Initial Warrants and the Subsequent Warrants, respectively, and (B) five trading days after the date the Company receives written notification from the SEC that such Resale Registration Statement will not be reviewed. The Company agrees to use its best efforts to maintain the effectiveness of each Resale Registration Statement, including by filing any necessary post-effective amendments and prospectus supplements, or, alternatively, by filing one or more new registration statements (each, a “New Registration Statement”) relating to the Registrable Securities covered by such Resale Registration Statement as required by Rule 415 under the Securities Act, continuously until the date that is the earlier of (i)  five years following the date of effectiveness of such Resale Registration Statement, or (ii) the date on which the Holders no longer hold any Registrable Securities covered by such Resale Registration Statement.
2.2    Provisions Relating to Registration.
(a)    Notwithstanding any other provisions of this Agreement to the contrary, the Company shall cause (i) each Resale Registration Statement (as of the effective date of such Resale Registration Statement), any amendment thereof (as of the effective date thereof) or supplement thereto (as of its date), (A) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the SEC, and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (ii) any related prospectus, preliminary prospectus and any amendment thereof or supplement thereto (as of its date), (A) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the SEC, and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, the Company shall have no such obligations or liabilities with respect to any written information pertaining to a Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein.
(b)    The Company shall notify the Holders: (i) when each Resale Registration Statement or any amendment thereto has been filed with the SEC and when such Resale Registration Statement or any post-effective amendment thereto has become effective; (ii) of any request by the SEC for amendments or supplements to a Resale Registration Statement or the prospectus included therein or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a Resale Registration Statement or the initiation of any proceedings for that purpose and of any other action, event or failure to act that would cause such Resale Registration Statement not to remain effective; and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose.
(c)    The Company shall use reasonable best efforts to cause the Registrable Securities to be listed on the securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on any securities exchange, use its reasonable best efforts to cause the Registrable Securities to be listed on a national securities exchange selected by the Company after consultation with the Holders.
(d)    The Company shall use its reasonable best efforts to register or qualify the Registrable Securities under such other securities or blue sky laws of such U.S. jurisdiction(s) as any Holder participating in the registration reasonably requests and do any and all other acts and things that may be necessary or reasonably advisable to enable such Holder to consummate the disposition of such Holder’s Registrable Securities in such jurisdiction(s); provided, that the Company shall not be required to qualify generally to do business, subject itself to taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for its obligations pursuant to this Section 2.2(d);
(e)    As promptly as practicable after becoming aware of such event, the Company shall notify the Holders of the happening of any event (a “Suspension Event”), of which the Company has knowledge, as a result of which the prospectus included in any Resale Registration Statement as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly to prepare a supplement or amendment to such Resale Registration Statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to the Holders as the Holders may reasonably request; provided, however, that, for not more than 45 consecutive trading days (or a total of not more than 120 trading days in any 12 month period), the Company may delay, to the extent permitted by and in a manner not in violation of applicable securities laws, the disclosure of material non-public information concerning the Company (as well as prospectus or Resale Registration Statement updating), the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company; provided, further, that, if such Resale Registration Statement was not filed on Form S-3, such number of days shall not include the 15 calendar days following the filing of any Current Report on Form 8-K, Quarterly Report on Form 10-Q or Annual Report on Form 10-K, or other comparable form, for purposes of filing a post-effective amendment to such Resale Registration Statement.
(f)    Upon a Suspension Event, the Company shall promptly give written notice (a “Suspension Notice”) to the Holders to suspend sales of the affected Registrable Securities under the affected Resale Registration Statement, and such notice shall state that such suspension shall continue only for so long as the Suspension Event or its effect is continuing and the Company is pursuing with reasonable diligence the completion of the matter giving rise to the Suspension Event or otherwise taking all reasonable steps to terminate suspension of the effectiveness or use of the affected Resale Registration Statement. In no event shall the Company, without the prior written consent of the Holders, disclose to the Holders any of the facts or circumstances giving rise to the Suspension Event. The Holders shall not effect any sales of the Registrable Securities pursuant to the affected Resale Registration Statement (or such filings), at any time after they have received a Suspension Notice and prior to receipt of an End of Suspension Notice. The Holders may resume effecting sales of the Registrable Securities under such Resale Registration Statement (or such filings), following further notice to such effect (an “End of Suspension Notice”) from the Company. This End of Suspension Notice shall be given by the Company to the Holders in the manner described above promptly following the conclusion of any Suspension Event and its effect. For the avoidance of doubt, a Suspension Notice shall not affect or otherwise limit sales of affected Registrable Securities under Rule 144 or otherwise outside of the affected Resale Registration Statement.
(g)    Notwithstanding any provision herein to the contrary, if the Company gives a Suspension Notice pursuant to this Section 2.2 with respect to a Resale Registration Statement, the Company shall extend the period during which such Resale Registration Statement shall be maintained effective under this Agreement by the number of days during the period from the date of the giving of the Suspension Notice to and including the date when the Holders shall have received the End of Suspension Notice and copies of the supplemented or amended prospectus necessary to resume sales.
(h)    The Company shall bear all Registration Expenses incurred by the Company in connection with the registration of the Registrable Securities pursuant to this Agreement.
(i)    Notwithstanding anything to the contrary contained in this Agreement, the Company shall not be required to include Registrable Securities in a Resale Registration Statement unless the Holder owning the Registrable Securities to be registered on such

Resale Registration Statement, following reasonable advance written request by the Company, furnishes to the Company, at least 10 Business Days prior to the scheduled filing date of such Resale Registration Statement, an executed stockholder questionnaire in the form attached hereto as EXHIBIT A.
2.3    Indemnification.
(a)    In the event of the offer and sale of the Registrable Securities held by the Holders under the Securities Act, the Company agrees to indemnify and hold harmless each Holder and its directors, officers, employees, Affiliates and agents and each Person who controls such Holder within the meaning of the Securities Act or the Exchange Act (collectively, the “Holder Indemnified Parties”) from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof to which each Holder Indemnified Party may become subject under the Securities Act, the Exchange Act, any state blue sky securities laws or any equivalent non-U.S. securities laws, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in or incorporated by reference in a Resale Registration Statement or in any amendment thereof, in each case at the time such became effective under the Securities Act, or in the preliminary prospectus or other information that is deemed, under Rule 159 promulgated under the Securities Act to have been conveyed to purchasers of securities at the time of sale of such securities (“Disclosure Package”), in the prospectus or in any amendment thereof or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Disclosure Package or any prospectus, in the light of the circumstances under which they were made) not misleading, and shall reimburse, as incurred, the Holder Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made or incorporated by reference in a Resale Registration Statement, the Disclosure Package, any prospectus or in any amendment thereof or supplement thereto in reliance upon and in conformity with written information pertaining to a Holder and furnished to the Company by or on behalf of such Holder Indemnified Party specifically for inclusion therein; provided further, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made or incorporated by reference in the Disclosure Package, where (A) such statement or omission had been eliminated or remedied in any subsequently filed amended prospectus or prospectus supplement (the Disclosure Package, together with such updated documents, the “Updated Disclosure Package”), the filing of which such Holder had been notified in accordance with the terms of this Agreement, (B) such Updated Disclosure Package was available at the time such Holder sold Registrable Securities under such Resale Registration Statement, (C) such Updated Disclosure Package was not furnished by such Holder to the Person asserting the loss, liability, claim, damage or liability, or an underwriter involved in the distribution of such Registrable Securities, at or prior to the time such furnishing is required by the Securities Act, and (D) the Updated Disclosure Package would have cured the defect giving rise to such loss, liability, claim, damage or action; and provided further, however, that this indemnity agreement will be in addition to any liability that the Company may otherwise have to such Holder Indemnified Party. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Holder Indemnified Parties and shall survive the transfer of the Registrable Securities by any Holder.
(b)    As a condition to including any Registrable Securities to be offered by a Holder in any registration statement filed pursuant to this Agreement, such Holder agrees to severally and not jointly indemnify and hold harmless the Company, each of its directors, each of its officers who signs a Resale Registration Statement, as well as any officers, employees, Affiliates and agents of the Company, and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (a “Company Indemnified Party”) from and against any losses, claims, damages or liabilities or any actions in respect thereof, to which a Company Indemnified Party may become subject under the Securities Act or the Exchange Act, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in such Resale Registration Statement or in any amendment thereof, in each case at the time such became effective under the Securities Act, or in any Disclosure Package, prospectus or in any amendment thereof or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Disclosure Package or any prospectus, in the light of the circumstances under which they were made) not misleading, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein; and, subject to the limitation immediately preceding this clause, shall reimburse, as incurred, the Company Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder, or any such director, officer, employees, Affiliates and agents and shall survive the transfer of such Registrable Securities by such Holder, and such Holder shall reimburse the Company, and each such director, officer, employees, Affiliates and agents for any legal or other expenses reasonably incurred by them in connection with investigating, defending, or settling and such loss, claim, damage, liability, action, or proceeding; provided, however, that the indemnity amount contained in this Section 2.3(b) shall in no event exceed the gross proceeds from the offering received by such Holder. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer, employees, Affiliates and agents and shall survive the transfer by a Holder of such Registrable Securities.
(c)    Promptly after receipt by a Holder Indemnified Party or a Company Indemnified Party (each, an “Indemnified Party”) of notice of the commencement of any action or proceeding (including a governmental investigation), such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 2.3, notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve the indemnifying party from liability under Sections 2.3(a) or 2.3(b)  unless and to the extent it did not otherwise learn of such action and the indemnifying party has been materially prejudiced by such failure. In case any such action is brought against any Indemnified Party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party (who shall not, except with the consent of the Indemnified Party, be counsel to the indemnifying party), and after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof the indemnifying party will not be liable to such Indemnified Party under this Section 2.3 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such Indemnified Party in connection with the defense thereof; provided, however, if such Indemnified Party shall have been advised by counsel that there are one or more defenses available to it that are different from or additional to those available to the indemnifying party, the reasonable fees and expenses of such Indemnified Party’s counsel shall be borne by the indemnifying party. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (together with appropriate local counsel) at any time for any Indemnified Party in connection with any one action or separate but substantially similar or related actions arising in the same jurisdiction out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the Indemnified Party (not to be unreasonably withheld or delayed), effect any settlement of any pending or threatened action in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party unless such settlement (i) includes an unconditional release of such Indemnified Party from all liability on any claims that are the subject matter of such action, in form and substance reasonably satisfactory to such Indemnified Party, and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party. If the indemnification provided for in this Section 2.3 is unavailable or insufficient to hold harmless an Indemnified Party under Sections 2.3(a) or 2.3(b), then each indemnifying party shall contribute to the amount paid or payable by such Indemnified Party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in Sections 2.3(a) or 2.3(b) in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and the Indemnified Party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or a Holder or Holder Indemnified Party, as the case may be, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 2.3 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any action or claim that is the subject of this Section 2.3(c). The parties agree that it would not be just and equitable if contributions were determined by pro rata allocation (even if a Holder was treated as one Person for such purpose) or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding any other provision of this Section 2.3(c), no Holder shall be required to contribute any amount in excess of the amount by which the net proceeds received by such Holder from the sale of the Registrable Securities pursuant to a Resale Registration

Statement exceeds the amount of damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
(d)    The agreements contained in this Section 2.3 shall survive the sale of the Registrable Securities pursuant to the Resale Registration Statements and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any Indemnified Party.
ARTICLE III.
Transfer Restrictions
3.1    Transfer Restrictions. Each Holder acknowledges and agrees that the following legend shall be imprinted on any certificate or book-entry security entitlement evidencing any of the Registrable Securities:
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

This legend shall be removed by the Company from any certificate or book-entry security entitlement evidencing the Registrable Securities upon delivery by the holder thereof to the Company of a written request to that effect if at the time of such written request (i) a registration statement under the Securities Act is at that time in effect with respect to the legended security, or (ii) the legended security can be transferred in a transaction in compliance with Rule 144 under the Securities Act, and, in the case of (ii), upon the request and in the reasonable discretion of the Company’s transfer agent, the holder of such Registrable Securities executes and delivers a representation letter that includes customary representations regarding the holding requirements and whether such holder is an “affiliate” for purposes of Rule 144 under the Securities Act. The Company represents and warrants to the Holders that the Company is not currently a shell company (as defined in Rule 405 promulgated under the Securities Act).
3.2    Rule 144 Compliance. With a view to making available to the Holders of Registrable Securities the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, until the date on which the Holders no longer hold any Registrable Securities, the Company shall:
(a)    make and keep public information available, as those terms are understood and defined in Rule 144; and
(b)    use reasonable best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act.
ARTICLE IV.
Miscellaneous.
4.1    Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
4.2    Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or e-mail as follows:
If to the Company:
Sorrento Therapeutics, Inc.
4955 Directors Place
San Diego, California 92121
E-mail: hji@sorrentotherapeutics.com
Attn: Henry Ji, Ph.D.
With a copy (which shall not constitute notice) to:
Paul Hastings LLP
4747 Executive Drive, 12th Floor
San Diego, CA 92121
E-mail: jeffhartlin@paulhastings.com
Attn: Jeffrey Hartlin, Esq.
If to a Holder: To the address set forth opposite such Holder’s name on Schedule A hereto, or to such other address and/or e-mail address and/or to the attention of such other person as the recipient party has specified by written notice given to each other party at least five days prior to the effectiveness of such change.
With a copy (which shall not constitute notice) to:
Sullivan & Cromwell LLP
1888 Century Park East, 21st Floor

Los Angeles, CA 90067
E-mail: resslera@sullcrom.com
Attn: Alison Ressler
Notices or communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received, notices or communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient) and notices or communications sent by e-mail shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) (except that, if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient).
4.3    Headings. Section headings herein are included for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.
4.4    Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.
4.5    Governing Law; Jurisdiction.
(a)    Governing Law. This Agreement and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby shall be governed by, and construed in accordance with, the law of the State of New York.
(b)    Jurisdiction. Each party hereto irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against any other party hereto in any way relating to this Agreement or the transactions relating hereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof; and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
(c)    Waiver of Venue. Each party hereto irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section 4.5. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)    Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 4.2.
4.6    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.6.
4.7    Successors and Assigns. This Agreement and the rights and obligations evidenced hereby shall be binding upon and inure to the benefit of the parties hereto and their respective the successors and permitted assigns. Neither this Agreement nor any right, benefit, remedy, obligation or liability arising hereunder may be assigned by any party without the prior written consent of the other parties, and any attempted assignment without such consent shall be null and void and of no effect.
4.8    Amendments. No provision of this Agreement may be amended, waived or modified other than by an instrument in writing signed by the Company and the holders of a majority of the shares of Common Stock issuable upon exercise of the then-outstanding Warrants. Any such amendment, waiver or modification effected in accordance with this Section 4.8 shall be binding upon the Holders and each of the transferees of the Warrants (or the Warrant Shares (as defined in the Warrants)), each future holder of all such securities and the Company.
4.9    Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
4.10    Termination. This Agreement shall terminate with respect to any Holder upon such time as such Holder ceases to hold or beneficially own any remaining Registrable Securities or upon the dissolution, liquidation or winding up of the Company; provided that Section 2.3 and this Article IV shall survive such termination.

4.11    No Third Party Beneficiaries. This Agreement is intended for the sole benefit of the parties hereto and their respective permitted successors and assigns and transferees, and is not for the benefit of, nor may any provision hereof be enforced by, any other person; provided, however, that the parties hereto hereby acknowledge that the Persons set forth in Section 2.3 shall be express third-party beneficiaries of the obligations of the parties hereto set forth in Section 2.3.
4.12    Language; Currency. This Agreement has been prepared in the English language and the English language shall control its interpretation. In addition, all notices required or permitted to be given hereunder, and all written, electronic, oral or other communications between the parties regarding this Agreement, shall be in the English language. All references to “$” contained in this Agreement shall refer to United States Dollars unless otherwise stated.
[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have duly executed this Registration Rights Agreement as of the date first written above.

THE COMPANY:

SORRENTO THERAPEUTICS, INC.,
a Delaware corporation

By:	/s/ Henry Ji, Ph.D. Name: Henry Ji, Ph.D. Title: President and Chief Executive Officer

[Signature Page to Registration Rights Agreement]

HOLDER:
SC INVESTMENTS E HOLDINGS, LLC

By:    Oaktree Fund GP IIA, LLC
Its:    Manager

By:    Oaktree Fund GP II, L.P.
Its:    Managing Member

By:    /s/ Edgar Lee
Name: Edgar Lee
Title:    Authorized Signatory

By:    /s/ Mary Gallegly
Name: Mary Gallegly
Title:    Authorized Signatory

[Signature Page to Registration Rights Agreement]

HOLDER:
SC INVESTMENTS NE HOLDINGS, LLC

By:    Oaktree Fund GP IIA, LLC
Its:    Manager

By:    Oaktree Fund GP II, L.P.
Its:    Managing Member

By:    /s/ Edgar Lee
Name: Edgar Lee
Title:    Authorized Signatory

By:    /s/ Mary Gallegly
Name: Mary Gallegly
Title:    Authorized Signatory

[Signature Page to Registration Rights Agreement]

HOLDER:
OCSL SRNE, LLC

By:    Oaktree Specialty Lending Corporation
Its:    Managing Member

By:    Oaktree Capital Management, L.P.
Its:    Investment Adviser

By:    /s/ Edgar Lee
Name: Edgar Lee
Title: Managing Director

By:    /s/ Mary Gallegly
Name: Mary Gallegly
Title:    Senior Vice President

[Signature Page to Registration Rights Agreement]

HOLDER:
OAKTREE STRATEGIC INCOME II, INC.

By: Oaktree Capital Management, L.P.
Its: Investment Advisor

By:    /s/ Edgar Lee
Name: Edgar Lee
Title: Managing Director

By:    /s/ Mary Gallegly
Name: Mary Gallegly
Title:    Senior Vice President

[Signature Page to Registration Rights Agreement]

SCHEDULE A

HOLDERS

Holder	Contact Information for Notices	Shares Issuable Upon Exercise of Initial Warrants
SC Investments E Holdings, LLC	SC Investments E Holdings, LLC c/o Oaktree Capital Management (UK) LLP Verde, 10 Bressenden Place London, SW1E 5DH United Kingdom Email: amkumar@oaktreecapital.com Attn: Aman Kumar, Senior Vice President With a copy to: Oaktree Capital Management, L.P. 333 S. Grand Avenue, 28th Floor Los Angeles, California 90071 Email: mgallegly@oaktreecapital.com Attn: Mary Gallegly, Senior Vice President	2,517,342
SC Investments NE Holdings, LLC	SC Investments NE Holdings, LLC c/o Oaktree Capital Management (UK) LLP Verde, 10 Bressenden Place London, SW1E 5DH United Kingdom Email: amkumar@oaktreecapital.com Attn: Aman Kumar, Senior Vice President With a copy to: Oaktree Capital Management, L.P. 333 S. Grand Avenue, 28th Floor Los Angeles, California 90071 Email: mgallegly@oaktreecapital.com Attn: Mary Gallegly, Senior Vice President	1,696,278

Schedule A

OCSL SRNE, LLC	OCSL SRNE, LLC c/o Oaktree Capital Management (UK) LLP Verde, 10 Bressenden Place London, SW1E 5DH United Kingdom Email: amkumar@oaktreecapital.com Attn: Aman Kumar, Senior Vice President With a copy to: Oaktree Capital Management, L.P. 333 S. Grand Avenue, 28th Floor Los Angeles, California 90071 Email: mgallegly@oaktreecapital.com Attn: Mary Gallegly, Senior Vice President	1,572,246
Oaktree Strategic Income II, Inc.	Oaktree Strategic Income II, Inc. c/o Oaktree Capital Management (UK) LLP Verde, 10 Bressenden Place London, SW1E 5DH United Kingdom Email: amkumar@oaktreecapital.com Attn: Aman Kumar, Senior Vice President With a copy to: Oaktree Capital Management, L.P. 333 S. Grand Avenue, 28th Floor Los Angeles, California 90071 Email: mgallegly@oaktreecapital.com Attn: Mary Gallegly, Senior Vice President	503,119
TOTAL		6,288,985

Schedule A

EXHIBIT A
FORM OF SELLING STOCKHOLDER QUESTIONNAIRE

SORRENTO THERAPEUTICS, INC.

SELLING STOCKHOLDER NOTICE AND QUESTIONNAIRE
The undersigned holder of warrants issued by Sorrento Therapeutics, Inc. (the “Company”) understands that the Company intends to file with the Securities and Exchange Commission a registration statement on Form S-3 (the “Resale Registration Statement”) for the registration and the resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities in accordance with the terms of the Registration Rights Agreement, dated November 7, 2018, by and among the Company and the several signatories thereto (the “Registration Rights Agreement”). All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.
In order to sell or otherwise dispose of any Registrable Securities pursuant to the Resale Registration Statement, a holder of Registrable Securities generally will be required to be named as a selling stockholder in the related prospectus or a supplement thereto (as so supplemented, the “Prospectus”), deliver the Prospectus to purchasers of Registrable Securities (including pursuant to Rule 172 under the Securities Act) and be bound by the provisions of the Registration Rights Agreement (including certain indemnification provisions, as described therein). Holders must complete and deliver this notice and questionnaire (“Notice and Questionnaire”) in order to be named as selling stockholders in the Prospectus. Certain legal consequences arise from being named as a selling stockholder in the Resale Registration Statement and the Prospectus. Holders of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not named as a selling stockholder in the Resale Registration Statement and the Prospectus.
NOTICE
The undersigned holder (the “Selling Stockholder”) of Registrable Securities hereby gives notice to the Company of its intention to sell or otherwise dispose of Registrable Securities owned by it and listed below in Part III(b) pursuant to the Resale Registration Statement. The undersigned, by signing and returning this Notice and Questionnaire, understands and agrees that it will be bound by the terms and conditions of this Notice and Questionnaire and the Registration Rights Agreement.
The undersigned hereby provides the following information to the Company and represents and warrants that such information is materially accurate and complete:

QUESTIONNAIRE
PART I. Name:
1.1    Full legal name of the Selling Stockholder:

1.2	Full legal name of the registered holder (if not the same as Part 1.1 above) through which the Registrable Securities listed in Part III below are held:

1.3
Full legal name of any natural control person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the Registrable Securities listed in Part III below):

PART II. Notices to Selling Stockholder:
(a)    Address:

(b)    Telephone:

(c)    Fax:

(d)    Contact person:

(e)    E-mail address of contact person:

PART III. Beneficial Ownership of Registrable Securities:
(a)Type and number of Registrable Securities beneficially owned:

(b)	Number of shares of Common Stock to be registered for resale pursuant to this Notice and Questionnaire:

PART IV. Broker-Dealer Status:
(a)Are you a broker-dealer?
Yes     No

(b)	If you answered “yes” to Part IV(a) above, did you receive your Registrable Securities as compensation for investment banking services provided to the Company?
Yes     No
Note:    If you answered “no”, the SEC’s staff has indicated that you should be identified as an underwriter in the Resale Registration Statement.
(c)Are you an affiliate of a broker-dealer?
Yes     No
If you answered “yes”, provide a narrative explanation below:

(d)	If you are an affiliate of a broker-dealer, do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the

Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?
Yes     No
Note:    If you answered “no”, the SEC’s staff has indicated that you should be identified as an underwriter in the Resale Registration Statement.
PART V. Beneficial Ownership of Other Securities of the Company Owned by the Selling Stockholder:
Except as set forth below in this Part V, the undersigned is not the beneficial or registered owner of any securities of the Company, other than the Registrable Securities listed above in Part III.
Type and amount of other securities beneficially owned:

PART VI. Relationships with the Company:

(a)
Have you or any of your affiliates, officers, directors or principal equity holders (owners of 5% or more of the equity securities of the undersigned) held any position or office or have you had any other material relationship with the Company (or its predecessors or affiliates) within the past three years?

Yes     No

(b)	If your response to Part VI(a) above is “yes”, please state the nature and duration of your relationship with the Company:

PART VII. Plan of Distribution:
The undersigned has reviewed the form of Plan of Distribution attached as Annex A hereto, and hereby confirms that, except as set forth below, the information contained therein regarding the undersigned and its plan of distribution is correct and complete.
State any exceptions here:

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof and prior to the effective date of any applicable Resale Registration Statement. All notices hereunder shall be delivered as set forth in the Registration Rights Agreement. In the absence of any such notification, the Company shall be entitled to continue to rely on the accuracy of the information in this Notice and Questionnaire.
By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Parts I through VII above and the inclusion of such information in the Resale Registration Statement and the Prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of any such Resale Registration Statement and Prospectus.
By signing below, the undersigned acknowledges that it understands its obligation to comply, and agrees that it will comply, with the provisions of the Exchange Act and the rules and regulations thereunder, particularly Regulation M in connection with any offering of Registrable Securities pursuant to the Resale Registration Statement. The undersigned also acknowledges that it understands that the answers to this Notice and Questionnaire are furnished for use in connection with registration statements filed pursuant to the Registration Rights Agreement and any amendments or supplements thereto filed with the SEC pursuant to the Securities Act.
The undersigned confirms that, to the best of his/her knowledge and belief, the foregoing answers to this Notice and Questionnaire are correct.
IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.
Dated: _____________
Selling Stockholder:

_______________________________________
Name of Entity or Individual

By:____________________________________
Name: _________________________________
Title: __________________________________